Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces

Second Quarter 2020 Financial Results

COSTA MESA, CA – July 30, 2020 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended June 24, 2020 and provided a business update on the impact of the COVID-19 pandemic.

Highlights for the second quarter ended June 24, 2020, compared to the second quarter ended June 26, 2019 were as follows:

●	Total revenue was $99.6 million compared to $113.7 million.
●	System-wide comparable restaurant sales decreased 9.7%, including an 8.5% decrease for company-operated restaurants, and a 10.6% decrease for franchised restaurants.
●	Net income was $5.5 million, or $0.16 per diluted share, compared to net income of $14.1 million, or $0.37 per diluted share in the prior year period. During the second quarter of 2020, the Company recognized a $2.5 million expense related to an agreement in principle to resolve the longstanding lawsuit involving a contract dispute with one of the Company’s franchisees concerning asserted territory rights. During the second quarter of 2019 the Company received insurance proceeds of $10.0 million related to the settlement of a previously disclosed securities class action lawsuit and recorded a loss on sale of restaurants of $0.9 million.
●	Pro forma net income(1) was $6.9 million, or $0.20 per diluted share, compared to $8.7 million, or $0.23 per diluted share.
●	Adjusted EBITDA(1) was $15.3 million, compared to $17.9 million.
(1)	Pro forma net income and adjusted EBITDA are not presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") and are defined below under "Key Financial Definitions." A reconciliation of GAAP net income to pro forma net income and adjusted EBITDA is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Bernard Acoca, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “Despite the quarter’s challenging start with the onset of COVID-19, we made tremendous progress transforming our business and optimizing our off-premise capabilities, which is reflected by the consistent improvement in our sales during the second quarter, including positive comps in June. I’d add that positive sales have continued into the third quarter with comparable restaurant system sales having increased 2.8% to date. Our teams have also done a fantastic job delivering operational efficiency throughout the pandemic, as we have actively made adjustments to our labor deployment, managed our food costs with greater precision, and are more efficiently servicing our customers both on and off-premise. These efficiencies helped us achieve a 19.6% restaurant contribution margin for the quarter.”

Acoca concluded, “I’m proud that our actions have supported our communities during these trying times while also delivering solid financial results.  It is a testament to the resilience and dedication of our restaurant teams, who are on the front lines every day executing our business during these trying times and I am convinced that our actions over the last few months will serve our business well over the longer term.”

COVID-19 Impact

The COVID-19 pandemic has continued to disrupt the Company’s operations. Except for nine restaurants in Houston and one in Utah, all of the Company’s restaurants are operating on a take-away, mobile pick-up and delivery basis, as well as maintaining drive-thru operations where available, in order to protect its employees and customers from the spread of the COVID-19 pandemic and to comply with the government mandates. Currently, 192 out of 196 company-operated El Pollo Loco restaurants are in operation, while 279 of 283 franchised El Pollo Loco restaurants are in operation.

Below is a summary of other actions we have taken to enhance financial and operating flexibility for the Company and for our franchisees, and to protect our employees and customers:

●	As a precautionary measure, the Company bolstered its existing cash position in the first quarter of 2020 by fully drawing down its $150 million 2018 Revolver, adding $34.5 million of cash to the balance sheet. At current sales levels, the Company expects to be cash flow positive.
●	The Company has temporarily suspended all share repurchase activity, significantly reduced capital spending, reevaluated essential support center general and administrative expenses, and fine-tuned its restaurant labor model based on indoor dining room restrictions, limited dining room capacity in restaurants located in geographies where indoor dining is permitted, dining room closures and fluctuating sales volumes.
●	For El Pollo Loco franchisees, the Company deferred 50% of April royalties until July 1, 2020, which will be repaid evenly over the remainder of fiscal 2020, and also deferred 100% of franchisee 2020 remodel and new build requirements until 2021. The Company has also established a support team to assist franchisees in accessing funds and benefits provided by the CARES Act legislation.
●	The Company continues to implement actions to help protect its employees from COVID-19 while working in El Pollo Loco restaurants, including enhanced cleaning procedures in all restaurants, providing gloves and masks to all system restaurant employees, installing plexiglass shields at company restaurant cashier stations and initiating other social distancing measures. Additionally, the Company is providing extended sick leave benefits to employees impacted by COVID-19.
●	The Company has shifted its marketing to highlight a new free delivery program; Family Meals as a healthier and affordable option; and a meaningful value platform.

Second Quarter 2020 Financial Results

Company-operated restaurant revenue in the second quarter of 2020 was $87.7 million, compared to $100.1 million in the second quarter of 2019. The decline in company-operated restaurant sales was primarily due to a decrease in company-operated restaurant revenue of $8.1 million due to an 8.5% decrease in company-operated comparable restaurant sales, which we believe was primarily related to the impact of the COVID-19 pandemic. Additionally, there was a $4.2 million decrease in revenue from the closure of two restaurants and the sale of 16 company-operated restaurants to franchisees during or subsequent to the second quarter of 2019, and a $0.7 million decrease due to temporary closures, primarily related to the COVID-19 pandemic. This was partially offset by an increase in revenue generated from the three new restaurants opened during the same time period.

Franchise revenue in the second quarter of 2020 decreased 8.6% to $6.7 million, compared to $7.9 million in the second quarter of 2019. This decrease was primarily due to a franchise comparable restaurant sales decrease of 10.6%, which we believe was primarily due to the COVID-19 pandemic, the closure of eight franchise locations during or subsequent to the second quarter of 2019 and a decrease in fees received from franchised restaurants related to their use of our point-of-sales system. This franchise revenue decrease was partially offset by the opening of two new franchised restaurants and revenue generated from 16 company-operated restaurants sold by the Company to franchisees during the same time period.

Income from continuing operations in the second quarter of 2020 was $7.5 million, compared to $20.6 million in the second quarter of 2019. Restaurant contribution was $17.2 million, or 19.6% of company-operated restaurant revenue, compared to $19.9 million, or 19.9% of company-operated restaurant revenue, in the second quarter of 2019. The decrease was largely due to the impact of wage increases in California, increased delivery fees and the decrease in revenue previously mentioned. The decrease was partially offset by higher prices and the sale of lower-performing company-owned restaurants to franchisees during 2019. Restaurant contribution is a non-GAAP measure defined below under "Key

Financial Definitions." A reconciliation of GAAP income from operations to restaurant contribution is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

General and administrative expenses in the second quarter of 2020 were $10.5 million, compared to $9.3 million in the second quarter of 2019. The increase was due primarily to a $1.9 million increase in legal expenses, primarily related to a $2.5 million settlement accrual, described below, partially offset by a $0.7 million decrease in labor related costs related to a decrease in management bonus expense and a $0.1 million decrease in other general and administrative expenses.

During the second quarter of 2020, the Company recognized a $2.5 million expense related to an agreement in principle to resolve the longstanding lawsuit involving a contract dispute with one of the Company’s franchisees concerning asserted territory rights.

During the second quarter of 2019, the Company completed the sale of four company-operated restaurants within the San Francisco, CA area to an existing franchisee and seven company-operated restaurants in the Phoenix, AZ area to another existing franchisee. This resulted in a net loss on sale of restaurants of $0.9 million for the quarter, and a total net loss on sale of restaurants of $5.1 million, including the $4.2 million loss on held for sale assets recognized in the first quarter. Additionally, the Company received insurance proceeds of $10.0 million related to the settlement of a previously disclosed securities class action lawsuit.

Net income for the second quarter of 2020 was $5.5 million, or $0.16 per diluted share, compared to net income of $14.1 million, or $0.37 per diluted share, in the second quarter of 2019. Pro forma net income was $6.9 million, or $0.20 per diluted share, during the second quarter of 2020, compared to $8.7 million, or $0.23 per diluted share, during the second quarter of 2019. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

2020 Outlook

As previously announced, due to the ongoing uncertainty around the duration and severity of the COVID-19 pandemic, the Company has withdrawn its 2020 financial guidance for the period ending December 30, 2020.

Key Financial Definitions

Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer and excludes restaurants that were closed during the applicable period. At June 24, 2020, there were 191 restaurants in our comparable company-operated restaurant base and 469 restaurants in our comparable system restaurant base.

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses, and occupancy and other operating expenses. Restaurant contribution excludes certain costs, such as general and administrative expenses, depreciation and amortization, asset impairment and closed-store reserves, loss on sale of restaurants, recovery of securities lawsuits related legal expenses and other costs that are considered normal operating costs. Accordingly, restaurant contribution is not indicative of overall Company results and does not accrue directly to the benefit of shareholders because of the exclusion of certain corporate-level expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets or assets held for sale and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with securities class action litigation, (iv) extraordinary legal settlement costs, (v) insurance proceeds received related to securities class action legal expenses, (vi) costs associated with the transition of our CEO and (vii) provision for income taxes at a normalized tax rate of 26.5% for the thirteen and twenty-six weeks ended June 24, 2020 and June 26, 2019, which reflects our estimated long-term effective tax rate, including both federal and state income taxes (excluding the impact of the income tax receivable agreement and valuation allowance) and applied after giving effect to the foregoing adjustments. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call to discuss financial results for the second quarter of 2020 today at 4:30 PM Eastern Time. Bernard Acoca, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13706915. The replay will be available until Thursday, August 13, 2020. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 475 company-owned and franchised restaurants in Arizona, California, Nevada, Texas, Utah, and Louisiana. El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including in connection with the expected impact of the COVID-19 pandemic. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, sales levels, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to: the impact of the COVID-19 pandemic on our company, our employees, our customers, our partners, our industry and the economy as a whole; our franchisees ability to maintain operations in their individual restaurants; our ability to open new restaurants in existing and new markets and to expand our franchise system, including difficulty in finding sites and in negotiating acceptable leases; our ability to compete successfully and the intense competition in the restaurant industry; the adverse impact of economic conditions on our (i) operating results and financial condition, (ii) ability to comply with the terms and covenants of our debt agreements, and (iii) ability to pay or refinance our existing debt or to obtain additional financing; vulnerability to changes in consumer preferences and economic conditions; political and social factors, including regarding trade, immigration and customer preferences; vulnerability to conditions in the greater Los Angeles area; vulnerability to natural disasters given the geographic concentration and real estate intensive nature of our business; increases in chicken and other input costs; our ability to recognize and respond to and effectively manage the impact of social media and our ability to expand our digital business, deliver orders and catering; delayed or canceled future restaurant openings; restaurant closures, due to financial performance or otherwise; and other risks set forth in our filings with the Securities and Exchange Commission from time to time, including under Item 1A, Risk Factors in our annual report on Form 10-K for the year ended December 25, 2019, and under Item 1A, Risk Factors in our quarterly report on Form 10-Q for the quarter ended March 25, 2020, which such filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures which include supplemental measures of operating performance of our restaurants. Our calculations of supplemental measures and other non-GAAP financial measures indicated above may not be comparable to those reported by other companies. These measures have limitations as analytical tools, and are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons and to evaluate our restaurants’ financial performance against our competitors’ performance. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures may also assist investors in evaluating our business and performance relative to industry peers and provide greater transparency with respect to the Company’s financial condition and results of operation.

Investor Contact:

Fitzhugh Taylor, ICR

fitzhugh.taylor@icrinc.com

714-599-5200

Media Contact:

Hanna Gray, Edible

hannah.gray@edible-inc.com

323-202-1477

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 24, 2020		June 26, 2019		June 24, 2020		June 26, 2019
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$87,707	88.1	$100,139	88.0	$180,341	88.1	$197,289	88.6
Franchise revenue	6,719	6.7	7,918	7.0	13,781	6.7	14,362	6.4
Franchise advertising fee revenue	5,178	5.2	5,683	5.0	10,645	5.2	11,066	5.0
Total revenue	99,604	100.0	113,740	100.0	204,767	100.0	222,717	100.0
Costs of operations:
Food and paper cost (1)	22,873	26.1	27,886	27.8	48,435	26.9	55,038	27.9
Labor and related expenses (1)	25,759	29.4	29,272	29.2	54,452	30.2	58,848	29.8
Occupancy and other operating expenses (1)	21,922	25.0	23,032	23.0	44,031	24.4	46,259	23.4
Company restaurant expenses (1)	70,554	80.4	80,190	80.1	146,918	81.5	160,145	81.2
General and administrative expenses	10,465	10.5	9,348	8.2	19,796	9.7	20,696	9.3
Franchise expenses	6,627	6.7	7,542	6.6	13,538	6.6	13,686	6.1
Depreciation and amortization	4,168	4.2	4,454	3.9	8,537	4.2	9,215	4.1
Loss on disposal of assets	27	0.0	134	0.1	127	0.1	178	0.1
Recovery of securities lawsuits related legal expenses and other insurance claims	(123)	(0.1)	(10,000)	(4.5)	(123)	(0.1)	(10,000)	(4.5)
Impairment and closed-store reserves	437	0.4	565	0.5	2,839	1.4	874	0.4
Loss on disposition of restaurants	—	—	927	0.8	—	—	5,051	2.3
Total expenses	92,155	92.5	93,160	81.9	191,632	93.6	199,845	89.7

Income from operations	7,449	7.5	20,580	18.1	13,135	6.4	22,872	10.3
Interest expense, net of interest income	908	0.9	922	0.8	1,813	0.9	1,781	0.8
Income tax receivable agreement expense (income)	290	0.3	(94)	(0.1)	170	0.1	77	—
Income before provision for income taxes	6,251	6.3	19,752	17.4	11,152	5.4	21,014	9.4
Provision for income taxes	752	0.8	5,665	5.0	2,053	1.0	6,014	2.7
Net income	$5,499	5.5	$14,087	12.4	$9,099	4.4	$15,000	6.7
Net income per share:
Basic	$0.16		$0.37		$0.26		$0.39
Diluted	$0.16		$0.37		$0.26		$0.38
Weighted average shares used in computing net income per share:
Basic	34,836,410		37,939,912		34,747,785		38,296,807
Diluted	35,410,198		38,580,722		35,382,607		39,043,477

(1)	Percentages for line items relating to cost of operations and company restaurant expenses are calculated with company-operated restaurant revenue as the denominator. All other percentages use total revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	June 24, 2020	December 25, 2019
Selected Balance Sheet Data:
Cash and cash equivalents	$60,342	$8,070
Total assets	665,592	624,752
Total debt	138,800	97,000
Total liabilities	409,033	379,186
Total stockholders’ equity	256,559	245,566

	Twenty-Six Weeks Ended
	June 24, 2020	June 26, 2019
Selected Operating Data:
Company-operated restaurants at end of period	196	200
Franchised restaurants at end of period	283	284
Company-operated:
Comparable restaurant sales (decline) growth	(4.7)%	1.0%
Restaurants in the comparable base	191	199

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(dollar amounts in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 24, 2020	June 26, 2019	June 24, 2020	June 26, 2019
Adjusted EBITDA:
Net income, as reported	$5,499	$14,087	$9,099	$15,000
Provision for income taxes	752	5,665	2,053	6,014
Interest expense, net	908	922	1,813	1,781
Depreciation and amortization	4,168	4,454	8,537	9,215
EBITDA	11,327	25,128	21,502	32,010
Stock-based compensation expense (a)	727	641	1,261	1,129
Loss on disposal of assets (b)	27	134	127	178
Recovery of securities lawsuits related legal expense and other insurance claims (c)	(123)	(10,000)	(123)	(10,000)
Impairment and closed-store reserves (d)	437	565	2,839	874
Loss on disposition of restaurants (e)	—	927	—	5,051
Income tax receivable agreement expense (income) (f)	290	(94)	170	77
Securities class action legal expense (g)	37	491	238	2,630
Legal settlements (h)	2,499	—	2,566	—
Pre-opening costs (i)	59	35	110	35
Executive transition costs (j)	—	63	—	100
Adjusted EBITDA	$15,280	$17,890	$28,690	$32,084

(a)	Includes non-cash, stock-based compensation.
(b)	Loss on disposal of assets includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(c)	During the thirteen and twenty-six weeks ended June 24, 2020, we received insurance proceeds of $0.1 million related to a property claim. During the thirteen and twenty-six weeks ended June 26, 2019, we received insurance proceeds of $10.0 million related to the settlement of the securities class action lawsuit.
(d)	Includes costs related to impairment of long-lived assets and closing restaurants. During the thirteen and twenty-six weeks ended June 24, 2020, we recognized a $0.1 million and $2.0 million non-cash impairment charge, primarily related to the carrying value of the right-of-use (“ROU”) assets of one restaurant in Texas and the long-lived assets of three restaurants in California. During the thirteen and twenty-six weeks ended June 26, 2019, we recorded a non-cash impairment charge of $0.2 million, primarily related to the carrying value of the assets of one restaurant in California. Given the difficulty in projecting results for newer restaurants in newer markets, as well as the impact of the COVID-19 pandemic, the Company is monitoring the recoverability of the carrying value of the assets of several restaurants on an ongoing basis. For these restaurants, if expected performance is not realized, an impairment charge may be recognized in future periods, and such charge could be material.

When a restaurant is closed, we will evaluate the ROU asset for impairment, based on anticipated sublease recoveries. The remaining value of the ROU asset is amortized on a straight-line basis, with the expense recognized in closed-store reserve expense. Additionally, any property tax and CAM payments relating to closed restaurants are included within closed-store expense. During the thirteen and twenty-six weeks ended June 24, 2020, we recognized $0.4 million and $0.9 million, respectively, of closed-store reserve expense related to the amortization of ROU assets, property taxes and CAM payments for our closed locations. During the twenty-six weeks ended June 26, 2019, we closed one restaurant in California and one restaurant in Texas, and recognized $0.3 million and $0.6 million of closed-store reserve expense for the thirteen and twenty-six weeks ended June 26, 2019, respectively, primarily related to the amortization of ROU assets, property taxes and common area maintenance payments for our closed locations.

(e)	During the thirteen and twenty-six weeks ended June 26, 2019, we completed the sale of four company-operated restaurants within the San Francisco area to an existing franchisee and seven company-operated restaurants in the Phoenix area to another existing franchisee. These sales resulted in cash proceeds of $4.8 million and a net loss on sale of restaurants of $0.9 million and $5.1 million for the thirteen and twenty-six weeks ended June 26, 2019, respectively. These restaurants are now included in our franchised restaurant totals.
(f)	On July 30, 2014, we entered into the TRA. This agreement calls for us to pay to our pre-IPO stockholders 85% of the savings in cash that we realize in our taxes as a result of utilizing our net operating losses and other tax attributes attributable to preceding periods. For the thirteen and twenty-six weeks ended June 24, 2020 and June 26, 2019, income tax receivable agreement expense (income) consisted of the amortization of interest expense and changes in estimates for actual tax returns filed, related to our total expected TRA payments.
(g)	Consists of costs related to the defense of securities lawsuits.
(h)	Includes an accrual related to an agreement in principle to resolve the longstanding lawsuit involving a contract dispute with one of the Company’s franchisees concerning asserted territory rights, as well as amounts incurred related to the payment of the final settlement amounts for consolidated wage and hour class action lawsuits resolved in prior quarters.
(i)	Pre-opening costs are a component of general and administrative expenses, and consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including management labor costs, staff labor costs during training, food and supplies used during training, marketing costs, and other related pre-opening costs. These are generally incurred over the three to five months prior to opening. Pre-opening costs also include occupancy costs incurred between the date of possession and the opening date for a restaurant.
(j)	Includes costs associated with the transition of our CEO, such as CEO sign-on bonus.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME

(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 24, 2020	June 26, 2019	June 24, 2020	June 26, 2019
Pro forma net income:
Net income, as reported	$5,499	$14,087	$9,099	$15,000
Provision for taxes, as reported	752	5,665	2,053	6,014
Income tax receivable agreement expense (income)	290	(94)	170	77
Loss on disposal of assets	27	134	127	178
Recovery of securities lawsuits related legal expense and other insurance claims	(123)	(10,000)	(123)	(10,000)
Loss on disposition of restaurants	—	927	—	5,051
Impairment and closed-store reserves	437	565	2,839	874
Securities lawsuits related legal expenses	37	491	238	2,630
Legal settlements	2,499	—	2,566	—
Executive transition costs	—	63	—	100
Provision for income taxes	(2,496)	(3,137)	(4,497)	(5,280)
Pro forma net income	$6,922	$8,701	$12,472	$14,644
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.20	$0.23	$0.36	$0.38
Diluted	$0.20	$0.23	$0.35	$0.38
Weighted-average shares used in computing pro forma net income per share
Basic	34,836,410	37,939,912	34,747,785	38,296,807
Diluted	35,410,198	38,580,722	35,382,607	39,043,477

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF INCOME FROM OPERATIONS TO RESTAURANT CONTRIBUTION

(dollar amounts in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 24, 2020	June 26, 2019	June 24, 2020	June 26, 2019
Restaurant contribution:
Income from operations	$7,449	$20,580	$13,135	$22,872
Add (less):
General and administrative expenses	10,465	9,348	19,796	20,696
Franchise expenses	6,627	7,542	13,538	—
Depreciation and amortization	4,168	4,454	8,537	13,686
Loss gain on disposal of assets	27	134	127	9,215
Loss on assets held for sale	—	—	—	178
Franchise revenue	(6,719)	(7,918)	(13,781)	(14,362)
Franchise advertising fee revenue	(5,178)	(5,683)	(10,645)	(11,066)
Recovery of securities lawsuits related legal expenses and other insurance claims	(123)	(10,000)	(123)	(10,000)
Impairment and closed-store reserves	437	565	2,839	874
Loss on sale of restaurants	—	927	—	5,051
Restaurant contribution	$17,153	$19,949	$33,423	$37,144

Company-operated restaurant revenue:
Total revenue	$99,604	$113,740	$204,767	$222,717
Less:
Franchise revenue	(6,719)	(7,918)	(13,781)	(14,362)
Franchise advertising fee revenue	(5,178)	(5,683)	(10,645)	(11,066)
Company-operated restaurant revenue	$87,707	$100,139	$180,341	$197,289

Restaurant contribution margin (%)	19.6%	19.9%	18.5%	18.8%